THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                               NIKU CORPORATION

                       WARRANT TO PURCHASE COMMON STOCK

No. __-_______                                                 February 12, 2003
                         VOID AFTER FEBRUARY 12, 2008



         THIS CERTIFIES THAT, for value received, ___________________________, with its principal office at ___________________________, or permissible assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Niku Corporation, a Delaware corporation, with its principal office at 305 Main Street, Redwood City, California 94063 (the "Company"), ___________________________ shares of the Company's Common Stock, par value $0.0001 per share, as provided herein (the "Common Stock").

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

              (a) "Exercise Period" shall mean the period commencing with the date hereof and ending five years from the date hereof, unless sooner terminated as provided below.

              (b) "Exercise Price" shall mean $3.40 per Warrant Share, subject to adjustment pursuant to Section 5 below.

              (c) "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

              (a) an executed Notice of Exercise in the form attached hereto;

              (b) payment of the Exercise Price (i) in cash or by check, (ii) by cancellation of indebtedness or (iii) pursuant to Section 2.1 hereof; and

              (c) this Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.1 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                                    A

         Where    X =      the number of shares of Common Stock to be issued to
                           the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one share of Common Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

         For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq SmallCap Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five trading days prior to the date of determination of fair market value.

         3. COVENANTS OF THE COMPANY.

         3.1 Covenants as to Warrant Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         3.2 No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

         3.3 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4. REPRESENTATIONS OF HOLDER.

         4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

         4.2 Securities Are Not Registered.

              (a) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

              (b) The Holder recognizes that the Warrant and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Warrant Shares of the Company, or to comply with any exemption from such registration.

              (c) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 promulgated under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

         4.3      Disposition of Warrant and Warrant Shares.

              (a) The Holder further agrees not to sell, offer to sell, transfer, assign, pledge or hypothecate the Warrant or any of the Warrant Shares in any event unless:

                   (i) pursuant to an effective registration statement under the Securities Act; or

                   (ii) the Holder provides the Company with an opinion of counsel, in a form acceptable to the Company, to the effect that such sale, offer to sell, transfer, assignment, pledge or hypothecation of the Warrant or Warrant Shares may be made without registration under the Securities Act.

              (b) The Holder understands and agrees that all certificates evidencing the Warrant Shares to be issued to the Holder may bear the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Notwithstanding the foregoing, any disposition pursuant to Section 4.2(a)(ii) shall not prohibit a Holder from transferring the Warrant or Warrant Shares as permitted by Section 4.3(a)(ii) without the presence of an effective registration statement or an opinion of counsel.

              (c) Any legend endorsed on the Warrant Shares pursuant to
Section 4.3(b) and the stop transfer instructions with respect to such Warrant Shares shall be removed and the Company shall issue or cause to be issued a certificate without such legend, if such legend may properly be removed under the terms of Rule 144 promulgated under the Act or if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Warrant Shares may be made without registration.

         5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. EARLY TERMINATION.

         7.1 Termination Upon Purchase of Initial Shares. This Warrant shall terminate upon the sale of any shares of Common Stock by the Holder to the Company pursuant to Section 6.5 of the Common Stock and Warrant Purchase Agreement, dated as of the date hereof, by and between the Company and the Investors named therein (the "Purchase Agreement").

         8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         9. NO TRANSFER OF WARRANT. This Warrant may only be transferred or assigned in whole or in part, subject to Section 4.3.

         10. AMENDMENT AND WAIVER. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority in interest of the Warrants issued or issuable pursuant to the Purchase Agreement. Each Holder acknowledges and agrees that the operation of this
Section 10 may adversely affect a Holder's interest herein without such Holder's consent. No such amendment shall be effective to the extent any such amendment affects any rights specifically granted to a particular Holder and not to the other Holders.

         11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon the making of an affidavit of the fact that the person claiming the Warrant to be lost, stolen, mutilated or destroyed and on such terms as to indemnity or otherwise as the Company may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         12. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Common Stock issued upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder, provided however that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached hereto, duly executed by the Holder.

         13. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof, and to its counsel, Skadden, Arps, Slate, Meagher and Flom LLP, at 525 University Avenue, Suite 1100, Palo Alto, California 94301, facsimile number (650) 470-4570, attention: Gregory Smith, and to Holder at the address set forth on Schedule A to the Purchase Agreement or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other.

         14. TITLES AND SUBTITLES. The titles of the sections and subsections of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

         15. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         16. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 12, 2003.


                                      NIKU CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name:     Joshua Pickus
                                      Title:    Chief Executive Officer

                              NOTICE OF EXERCISE

TO:      NIKU CORPORATION

         (1) |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of Niku Corporation (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of Niku Corporation (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant.

         (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                     -----------------------------------------
                                    (Name)
                     -----------------------------------------

                     -----------------------------------------

                     -----------------------------------------

                     -----------------------------------------
                                   (Address)

(3) The undersigned represents that: (i) the shares of Common Stock to be purchased pursuant to this Notice of Exercise (the "Exercise Shares") are being purchased for investment purposes for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same;
(ii) the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Exercise Shares;
(iii) the undersigned understands that none of the Exercise Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the issuance of the Exercise Shares is exempt from registration, and that the Company's reliance on such exemption is predicated on the undersigned's representations set forth herein; (iv) the undersigned realizes that the basis for the exemption may not be present if, notwithstanding such representations, the undersigned has in mind merely acquiring the Exercise Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise, and the undersigned has no such intention; (v) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (vi) the undersigned is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act; (vii) the undersigned is experienced in evaluating and investing in making investments of this type and acknowledges that the undersigned is able to fend for himself, herself or itself, can bear the economic risk of such investment, and has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the investment in the Exercise Shares; (viii) if other than an individual, the undersigned has not been organized for the purpose of acquiring the Exercise Shares; (ix) the undersigned is aware that the Exercise Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (x) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.


                                                     --------------------------
(Date)                                               (Signature)


                                                     --------------------------
                                                     (Print name)

                                ASSIGNMENT FORM

                   (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:___________________________________________________________________________
                                (Please Print)
Address:________________________________________________________________________
                                (Please Print)
Dated:_________________________________________________________________, 20_____


Holder's Signature:  ___________________________________________________________

Holder's Address:    ___________________________________________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.






ASSIGNMENT HEREBY CONSENTED TO:

NIKU CORPORATION


By:
   -----------------------------------------
Name:
Title:
Date: